UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2006

Tier Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23195	94-31458
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10780 Parkridge Blvd., 4th Floor, Reston, Virginia		20191
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	571-382-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective May 31, 2006, Tier Technologies, Inc. (the "Company") entered into a Separation Agreement and Release (the "Separation Agreement") with James R. Weaver, who had served as Tier’s Chief Executive Officer, President and Chairman. The following summary of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which is attached as Exhibit 99.1 and incorporated herein by reference.

Pursuant to the Separation Agreement, the Company has agreed to pay to Mr. Weaver a total of $975,000 of severance, of which $700,000 is to be paid in a lump sum by June 8, 2006 and $275,000 is to be paid on November 30, 2006. The Company is also obligated to provide Mr. Weaver 18 months of COBRA-covered benefits, as well as pay the premiums on other non-COBRA covered insurance benefits up to $20,000. The Separation Agreement also included a change of control clause, whereby Mr. Weaver would receive $175,000 to $350,000 if a pre-defined reorganization event occurs within two years. Finally, the Separation Agreement accelerates and immediately vests all 330,000 of Mr. Weaver’s unvested options. The Separation Agreement provides that these options and Mr. Weaver’s 563,039 previously vested options will expire the earlier of their original ten-year terms or on either December 31, 2006 or May 31, 2008 based upon the options’ exercise price.

In exchange for such consideration, Mr. Weaver has released the Company and its employees, directors, and affiliates from specified claims and liabilities. The Company has also released Mr. Weaver from specified claims and liabilities and has agreed to provisions regarding indemnification and advancement of expenses.

In addition, Mr. Weaver signed a Proprietary and Confidential Information, Developments, Noncompetition and Nonsolicitation Agreement that is attached as "Exhibit A" to Exhibit 99.1 herein. Among other matters, this agreement prohibits Mr. Weaver from competing with the Company for 24 months.

Item 1.02 Termination of a Material Definitive Agreement.

On May 31, 2006, this Separation Agreement effectively terminated and superseded a severance and change in controls agreement dated September 1, 2001 and an employment agreement dated November 9, 2004 between the Company and Mr. Weaver.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 31, 2006, Tier announced that James R. Weaver has resigned as Chairman, Chief Executive Officer and President of the Company effective on that date. This resignation follows a recommendation by the Audit Committee of the Tier’s Board of Directors that Mr. Weaver's employment with the Company be terminated.

Tier also announced that Ronald L. Rossetti, age 63, a member of its Board of Directors and Audit Committee, would serve as interim Chief Executive Officer and Chairman. Tier has commenced a search to identify a permanent Chief Executive Officer. Because Mr. Rossetti will no longer be "independent" under SEC and Nasdaq rules, he will be replaced on the Audit Committee by Samuel Cabot, a member of the Board of Director of the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exibits

See attached exhibit index.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tier Technologies, Inc.

June 1, 2006	By:	/s/ David E. Fountain

Name: David E. Fountain
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Separation and Release Agreement Between Tier and James R. Weaver, effective May 31, 2006
99.2	Press Release dated May 31, 2006